Exhibit 99.1

FBRSI 2005-5

Breakeven Analysis

	Break CDR	Cumulative Losses
Class M-3	21.66	18.48%

The “Break CDR” is the percentage of CDR that creates first dollar of principal loss on the related bond.

Cumulative losses are as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

Assumptions

Forward LIBOR + 200 bps

40% severity

12 Month Lag

Triggers Set to Fail

Run to maturity

Defaults are in addition to prepays

Prepays according to Pricing Speed

Principal and interest advanced on all defaulted loans

Disclaimer

This Series Term Sheet, including the computational materials herein, was prepared solely by FBR, is intended for use by the addressee only, and may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating such information. This information is furnished to you solely by FBR and not by the Depositor, the Issuer of the securities or any of their affiliates. FBR is acting as underwriter and not acting as agent for the Depositor, the Issuer or their affiliates in connection with the proposed transaction. This material is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All information contained herein is preliminary and it is anticipated that such information will change. The information contained herein supersedes information contained in any prior series termsheet for this transaction. In addition, the information contained herein will be superseded by information contained in the prospectus and prospectus supplement for this transaction and in any other material subsequently filed with the Securities and Exchange Commission. An offering may be made only through the delivery of the prospectus and prospectus supplement. Any investment decision with respect to the referenced securities should be made by you solely upon all of the information contained in the prospectus and prospectus supplements.